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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
UROHEALTH Systems, Inc.


We consent to incorporation by reference in the Registration Statement (No. 333-34131) on Form S-3 of our report dated October 10, 1995, relating to the consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended June 24, 1995 of Dacomed Corporation ended and to the reference to our Firm under the heading "Experts" in the Registration Statement.


                                          /s/ KPMG PEAT MARWICK LLP
                                          --------------------------------------
                                               KPMG Peat Marwick LLP

Minneapolis, Minnesota

September 9, 1997